Exhibit 10.136

INTERNATIONAL CAPITAL ADVISORY INC.
CONSULTING AGREEMENT

THIS AGREEMENT is made this 25th day of July, 2007 by and between International Capital AdvisoryInc.,(hereinafter referred to as “ICA”) and VYTERIS HOLDINGS(NEVADA), Inc. (hereinafter referred to as “VYHN” or “Company”).

Whereas, VYHN is seeking consulting services and strategic relationships for both the capital markets and pharmaceutical industry and desires that ICA provide such services to Company with respect to the same; and

Whereas, VYHN and ICA desire to enter into an agreement for such services on the terms and conditions described herein.

NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, VYHN and ICA agree as follows:

I.	DEFINITIONS:

	A.	“Strategic Relationships” shall mean those persons and entities that provide either capital market strategies or pharmaceutical companies .

	B.	“Fee” is the amount paid to ICA as set forth in Section III herein.

II.	SERVICES

Services: VYHN hereby retains ICA. The function of the relationship will be to:

a)    ICA shall aid Vyteris in developing a capital market strategy and introduce Vyteris to  investment dealers, analysts, corporate finance representatives, institutional investors and retail  brokers throughout North America and Europe when appropriate. ICA shall work with the Company’s  US Investor Relations firm and Vyteris’s internal investor relations department on a regular basis to  develop a long-term North American program to enhance Vyteris’ presence in the capital markets.  This will include setting up road shows and dealer presentations throughout North America and  Europe.

b)    ICA shall aid Vyteris in identifying potential acquisition targets in Canada, the US and Europe. ICA will seek Vyteris’ approval before approaching any companies. As part of a potential M&A transaction, ICA may introduce Vyteris to parties who can facilitate a possible M&A financing.

c)    ICA shall aid Vyteris in sourcing, negotiating and/or facilitating possible joint-ventures with pharmaceutical companies and medical device companies to enhance its distribution capabilities, product pipeline or licensing initiatives .

d) Exclusivity: The relationship between the parties is non-exclusive.

III.	CONSULTING FEES

Fees: In consideration for the consulting services rendered by ICA, VYHN agrees to pay ICA the following Fee :
		1.	$500,000 plus 5,250,000 warrants with a strike price of $1.50 per share, five year term and cashless exercise, with a 9.9% “blocker” provision. This shall constitute the consulting fee for the one year term of the agreement and shall be payable within 48 hours of execution of the Agreement.

IV.	TERM AND TERMINATION

A.
Term: This Agreement is for a term of 360 days commencing on the date this Agreement is executed by the Company (“Initial Period”) and thereafter, this Agreement shall continue month-to-month in accordance with the terms set forth herein until terminated. After expiration of the Initial Period, this Agreement may be terminated at any time by either party with or without cause upon thirty (30) days’ notice of termination. In the event of a material breach by ICA or VYHN, or for cause, as described in Section IV B. hereof, either party may terminate this Agreement by first providing a ten (10) day notice to cure and if the defaulting party has not cured within said period, then the non-defaulting party may terminate this Agreement.

V.	DOCUMENTS, INFORMATION & REFERRALS

A.
VYHN agrees to provide ICA with all documents and information, including but not limited to, financial information, summary and full business plans, whether confidential or not, reasonably necessary or required by ICA. ICA agrees to maintain the confidentiality of such information, which may constitute material, nonpublic information, and to require any Tagged Party to whom confidential information is disclosed to execute an appropriate nondisclosure agreement. ICA shall notify VYHN of its intention to disclose confidential information to a Third party for prior approval by VYHN, which may be withheld for any reason by VYHN. VYHN agrees to use reasonable efforts to make directors and officers available for meetings upon reasonable notice by ICA in connection with the presentation of documents connected with the activities of ICA.

B.
Both parties will keep confidential and not disclose to any third party any confidential information of either party made available to other pursuant to this Agreement and will use the confidential information only in connection with the execution of the obligations and duties contemplated by this Agreement. “Confidential Information” shall include all information concerning either party that is deemed confidential through marking, in writing or memorandum, or that by its nature, should be considered confidential, excluding any information that is generally available to the public, or any information which becomes available to either party on a non-confidential basis from a third party who is not known by either party to be bound by a confidentiality obligation of this Agreement: provided however, that such confidential information may be disclosed (i) to either party’s officers, directors, employees, counsel and accountants in connection with its engagement hereunder, who shall be informed of the confidential nature of the information and that such information is subject to a confidentiality agreement: (ii) to any person with the written consent of the disclosing party, subject to execution of an appropriate nondisclosure agreement; or (iii) if, upon the advice of counsel, either party is compelled to disclose such information (in which case the party compelled to disclose shall, to the extent permitted by applicable law, rule or regulation, and practicable under the circumstances, advise the other party in writing prior to such disclosure and shall consult with the other party with respect to the form and timing of disclosure). ICA agrees that it will not trade nor allow any of its officers, directors, principals, consultants, employees or affiliates which receive Confidential Information to trade in the Company’s stock until three trading days after any material nonpublic information in such party’s possession or to such party’s knowledge is made public, or the Company has otherwise notified such party in writing that the information is moot.

VI.	GENERAL PROVISIONS

A.
The validity, performance, construction and affect of this Agreement shall be governed by the laws of the State of New York, without regard to conflicts of law rules. Any disputes arising under this Agreement shall be submitted to arbitration before a single arbitrator in accordance with such rules as the parties jointly agree, to be conducted in New York. If the parties are unable to agree on arbitration procedures, arbitration shall be conducted in accordance with the then applicable Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction. The prevailing party shall be entitled to reasonable attorney’s fees.

B.
All notices, requests, demands and other communications required or that may be given hereunder shall be in writing and shall be deemed to have been duly given when received, if delivered in person or sent by certified mail, postage prepaid, return receipt requested or sent by nationally recognized overnight courier service, and addressed to the last known address of the parties hereto.

C.
This Agreement may be executed in one or more counterparts, which taken together shall constitute one instrument. Each party has cooperated in the drafting and preparation of this Agreement. In any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

D.
Nothing contained herein shall be construed to create an employer-employee, partnership or joint venture relationship between the parties, it being understood that ICA, while acting under the terms of this Agreement, is an independent contractor.

E.
The parties understand that ICA does not guarantee that any transaction will occur nor any terms that may be offered by other parties to a transaction. It is understood that ICA is not acting in the capacity of a licensed securities broker or dealer, and shall have no authority to enter into any commitments on the behalf of VYHN, or negotiate the terms of financing which responsibility shall be of VYHN, or to hold any funds or securities in connection with financing or to perform any act which would require ICA to become licensed as a securities broker or dealer or perform in accordance with such licensure. It is further acknowledged that ICA is not acting as a part of any “group” as such term is defined under the Securities Exchange Act of 1934, as amended . ICA shall not be entitled to acquire VYHN stock or exercise any warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by ICA and its affiliates on an exercise or purchase date, and (ii) the number of shares of Common Stock issuable upon the exercise of the warrant or to be purchased with respect to which the determination of this limitation is being made on an exercise or purchase date, which would result in beneficial ownership by ICA and its affiliates of more than 9.9% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. The restriction described in this paragraph may be waived, in whole or in part, upon 70 days prior notice from ICA to VYHN.

F.
VYHN agrees to defend, indemnify and hold ICA harmless from any and all claims, liabilities, debts, actions, judgments and/or settlements, including reasonable attorneys’ fees, which may arise as a result of gross negligence with respect to VYHN’s business, securities offerings and dealings, or from material breach of obligations, representations and warranties under this Agreement, to the extent that ICA is not contributorily negligent in causing such claims, etc. ICA agrees to defend, indemnify and hold VYHN harmless from any and all claims, liabilities, debts, actions, judgments and/or settlements, including reasonable attorneys’ fees, arising from ICA’s gross negligence or willful misconduct in performance of its obligations hereunder. ICA agrees to comply with all federal, state and Candian laws in performance of services pursuant hereto.

G.
During the term of this Agreement, VYHN shall maintain its books and records in accordance with generally accepted accounting principles and shall comply with all applicable federal and state securities laws and rules and regulations promulgated with respect thereto. This Agreement, including any Exhibits and documents referred to in this Agreement or attached hereto, constitutes the entire understanding of parties with respect to its subject matter and there are no oral or written representations, understandings or agreements relating to the subject matter of this Agreement which are not fully expressed herein. This Agreement may only be amended by a writing signed by authorized representatives of both parties.

 IN WITNESS WHEREOF, the parties have executed this instrument as of the dates set forth below:

International Capital Advisory Inc.

/s/ Morrie Tobin	7/25/07

Morrie Tobin , Vice-President	Date

VYTERIS, INC.

/s/ Timothy J. McIntyre	7/25/07

Timothy J. McIntyre , CEO	Date